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Exhibit 4.3


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                       INFORMATION ANALYSIS INCORPORATED

                  COMMON STOCK  AND WARRANT PURCHASE AGREEMENT
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THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT is made as of the ______ day of
______________, 1999, by and between Information Analysis Incorporated, a Virginia corporation (the "Company"), and the Investors who execute a signature page to this Agreement which the Company accepts, all of whom shall be set forth on Schedule A hereto and each of whom is herein referred to as an "Investor," and all of whom are herein referred to collectively as the "Investors."

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purchase and Sale of Units.
   ---------------------------

   1.1    Sale and Issuance of Units.  Subject to the terms and conditions of
          ---------------------------
this Agreement, each Investor agrees, severally, to purchase, and the Company agrees to sell and issue to such Investor, at the Closing (as defined below), that number of Units set forth in the signature page submitted by each Investor which is accepted by the Company. Each "Unit" shall be equal to one share of the Company's Common Stock (the "Common Stock") and one-half Warrant. The Units shall be sold at a price per unit of $0.50 (the "Price Per Unit").

   1.2    The Warrants.  Subject to the terms and conditions of this Agreement,
          ------------
the Warrants herein referred to individually as a "Warrant" and collectively as the "Warrants," which terms shall also include any warrants delivered in exchange or replacement thereof, shall be substantially in the form set forth as Exhibit B hereto.
---------

   1.3    Initial Closing.  The initial purchase and sale of the Units to the
          ----------------
Investors pursuant to Section 1.1 hereof shall take place at such time the Company secures minimum subscriptions at least equal to $400,000 ("Initial Closing"). At the Initial Closing, the Company shall deliver to each of the Investors a certificate representing the number of Units that such Investor is purchasing as set forth in the signature page submitted by each Investor and opposite such Investor's name in Schedule A hereto against delivery to the
                                 ----------
Company by such Investor a certified or cashier's check acceptable to the Company in the amount of the purchase price therefor payable to the Company's order, or by the wire transfer of immediately available funds to a bank designated by the Company, for the Company's account, in the amount of the purchase price therefor.

   1.4    Subsequent Sale of Units. Following the Initial Closing, the Company
          -------------------------
may for a period of three (3) months sell and issue additional Units to such purchasers as it shall select (each of whom is herein also referred to as an "Additional Investor," and all of whom are herein also referred to collectively as the "Additional Investors"), at a price as provided in Section 1.1. Each such Additional Investor shall become a party to this Agreement and shall have the rights and obligations of an Investor hereunder. The Company shall have the right to accept from Additional Investors such subscriptions for the purchase of the number of Units identified on the signature page submitted by each Additional Investor. Each Additional Investor hereby agrees to purchase the number of Units identified on the signature page submitted by each Investor and opposite such Investor's name in Schedule A.
                                 ----------

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2. Representations and Warranties of the Company.  The Company hereby
   ----------------------------------------------
represents and warrants to each Investor that, except as to the matters set forth in the Schedule of Exceptions attached hereto as Schedule B (the "Schedule
                                                       ----------
of Exceptions"), which shall be deemed to be (a) exceptions to the representations and warranties made herein and (b) additional representations and warranties as if made hereunder.

   2.1    Organization, Good Standing and Qualification.  The Company is a
          ----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, has all requisite corporate power and authority to carry on its business as now conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

   2.2    Capitalization.  The authorized capital of the Company consists of:
          ---------------

      (A) Common Stock.  15,000,000 shares authorized of Common Stock, of which
          -------------
          6,918,673 shares are outstanding. Up to 3,000,000 shares will be sold to the Investors pursuant to Sections 1.1 of this Agreement.

          The rights, privileges and preferences of the Common Stock are as stated in the Company's Articles of Incorporation (the "Articles of Incorporation").

      (B) Except for Warrants to purchase up to 1,500,000 shares of Common
          Stock issued or issuable to the Investors, and, up to 1,608,589 shares of Common Stock issuable to employees and directors of the Company as compensation or as an incentive for the retention of services, as approved by the Board of Directors, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any of its securities.

   2.3    Authorization.  All corporate action on the part of the Company, its
          --------------
officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Warrants, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance) and delivery of (a) the Common Stock being sold hereunder, and (b) the Warrants and the Common Stock issuable upon the exercise of the Warrants, has been taken or will be taken prior to the Closing, and this Agreement and the Warrants, constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

   2.4    Valid Issuance of Common Stock.
          -------------------------------

      (A) Based in material part upon the representations of the Investors in this Agreement,

          (i) the Common Stock which is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be issued in compliance with all applicable federal and state securities laws; and

          (ii) the Warrants and the Common Stock issuable upon the exercise of the Warrants purchased under this Agreement has been duly and validly reserved

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               for issuance and, upon issuance will be duly and validly issued, fully paid and nonassessable, and will be issued in compliance with all applicable federal and state securities laws, as presently in effect.

      (B) The outstanding shares of Common Stock are all duly and validly authorized and issued. All of said shares are fully paid and nonassessable. All of the outstanding shares of Common Stock were issued in compliance with all applicable federal and state securities laws.

   2.5    Disclosure.  The Company will, if requested, provide to each Investor,
          -----------
all of the information which such Investor has requested or requests for deciding whether to purchase the Common Stock and all information which the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement, the Warrants, nor other statements or certificates made or delivered in connection herewith or therewith and all reports filed by the Company with the SEC, including Forms 10K and Forms 10Q, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

3. Representations and Warranties of the Investors.  Each Investor hereby
   ------------------------------------------------
   represents and warrants that:

   3.1    Authorization.  This Agreement constitutes its valid and legally
          --------------
binding obligation, enforceable in accordance with its terms.

   3.2    Purchase Entirely for Own Account.  This Agreement is made with each
          ----------------------------------
Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Units to be received by such Investor will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. Each Investor represents, that such investor has full power and authority to enter into this Agreement.

   3.3    Disclosure of Information.  Each Investor has received all of the
          --------------------------
information that such investor has requested and believes such investor has received all of the information such investor considers necessary or appropriate for deciding whether to purchase the Units. Each Investor further represents that such investor has read carefully and understands the information provided by the Company and has had ample opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Units. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

   3.4    Investment Experience.  Each Investor is an investor in securities of
          ----------------------
early stage companies and acknowledges that such investor is able to fend for himself or herself, can bear the economic risk of the investment in the Units and has such knowledge and experience in financial or business matters that such investor is capable of evaluating the merits and risks of the investment in the Units.

   3.5    Adequate Means.  Each Investor has adequate means of providing for the
          --------------
each Investor's current needs and possible personal contingencies and has no need for liquidity in this


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investment and each Investor can bear the economic risk and/or entire loss of any investment in the Units. Each Investor's commitment to illiquid investments is reasonable in relation to such investor's needs. All financial information provided to the Company by each Investor is true and correct.

   3.6    Accredited Investor.  Each Investor, if a United States resident, is
          -------------------
an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended, inasmuch as each Investor is:

      (A) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeds $1,000,000;

      (B) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

      (C) an organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

      (D) otherwise meets the requirements under Regulation D.

     If the Investor is purchasing the Units hereby in a fiduciary capacity, the above representations and warranties shall be deemed to have been made on behalf of the person or persons for whom the Investor is so purchasing.

   3.7    No Public Solicitation.  Neither the offer nor the sale of the Units
          ----------------------
to each Investor has been accomplished by the publication of any form of advertisement or general solicitation, including, but not limited to, the following:

      (A) Any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; and

      (B) Any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

   3.8    Restricted Securities.  Each Investor understands that the Units are
          ----------------------
characterized as "restricted securities" under the federal securities laws in as much as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, each Investor represents that such investor is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

   3.9    Further Limitations on Disposition.  Without in any way limiting the
          -----------------------------------
representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Units unless and until the transferee has agreed in writing for the direct benefit of the Company to be bound by this
Section 3, and:

      (A) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

      (B) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and

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          (ii) If reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Units under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances.

      (C) Notwithstanding the provisions of paragraphs (A) and (B) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor which is a partnership to a partner of such partnership, or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Investor hereunder.

   3.10   Legends.  It is understood that the certificates evidencing the Units
          --------
may bear one or all of the following legends:

      (A) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

      (B) "THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTREED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE OFFERED, PLEDGED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM."

      (C) Any legends required by law.

   3.11   Risks.  Each Investor recognizes that an investment in the Units
          -----
involves significant risks and has taken full cognizance of and understands all of the risk factors related to the purchase of the Units. The risks associated with investment in the Company include, but are not limited to those risks described on Exhibit A hereto. Each Investor understands that Exhibit A attached
                                                              ---------
hereto does not contain a complete list of the risks involved in the investment in the Units.

4. Conditions of Investor's Obligations at Closing.  The obligations of each
   ------------------------------------------------
Investor under Section 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

   4.1    Representations and Warranties.  The representations and warranties of
          -------------------------------
the Company contained in Section 2 hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

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   4.2    Performance.  The Company shall have performed and complied with all
          ------------
agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5. Conditions of the Company's Obligations at Closing.  The obligations of the
   ---------------------------------------------------
   Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that
   Investor:

   5.1    Representations and Warranties.  The representations and warranties of
          -------------------------------
the Investors contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

   5.2    Payment of Purchase Price.  The Investors shall have paid in full in
          --------------------------
the manner provided above, and the Company shall have received, the purchase price for the number of Units subscribed for by them.

6. Registration Rights.  The Company covenants and agrees as follows:
   --------------------

   6.1    Definitions.  For purposes of this Section 6:
          ------------

      (A) The term "Act" refers to the Securities Act of 1933, as amended. The term "1934 Act" refers to the Securities and Exchange Act of 1934, as amended.

      (B) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document,

      (C) The term "Registerable Securities" means (1) the Common Stock underlying this Agreement; and (2) any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock;

      (D) The number of shares of "Registerable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable securities which are, Registerable Securities.

      (E) The term "Holder" means any person owning or having the right to acquire Registerable Securities, or any assignee thereof; and

      (F) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

   6.2    Reports Under Securities Exchange Act of 1934.  With a view to making
          ----------------------------------------------
available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

      (A) Make and keep public information available, as those terms are understood and defined in SEC Rule 144;

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      (B) Take such action as is necessary to enable the Holders to utilize Form
          S-3 for the sale of their Registerable Securities;

      (C) File with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

      (D) Furnish to any Holder, so long as the Holder owns any Registerable Securities, forthwith upon request (i) a written statement by the Company that it has complied with all reporting requirements so as to enable Investor to utilize SEC Rule 144, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

   6.3    Form S-3 Registration.
          ----------------------

      (A) No later than fifteen (15) days after the Initial Closing, the Company shall file a registration statement on Form S-3 covering the Common Stock issuable or issued upon exercise of the Warrants and will promptly give written notice of the proposed registration, and any related qualification or compliance, to all Holders. No later than six
          (6) months from the date of this Agreement, the Company shall file a registration statement on Form S-3 covering the Registerable Securities and will promptly give written notice of the proposed registration, and any related qualification or compliance, to all Holders;

      (B) The Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 6.3: (1) if Form S-3 or another short form registration statement under the Act is not available for such registration, except if such short form is not available because of a breach by the Company of Section 6.2; (2) if the Holders, together with the holders of any other security of the Company entitled to inclusion in such registration, propose to sell Registerable Securities and such other securities (if any) at an aggregate gross offering price of less than $300,000; (3) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days under this Section 6.3; provided, however, that the Company shall not utilize this right more than once in any twelve-month period; (4) within six months of the effective date of any other registration statement relating to an underwritten public offering filed by the Company with the SEC so long as the Holders have piggyback registration rights under said other registration statement; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

      (C) All expenses the Company incurs in connection with a registration pursuant to this Section 6.3, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the Company shall be paid by the Company. All discounts and commissions associated with the Registerable Securities shall be borne pro rata by the Holders.

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   6.4    Indemnification.
          ---------------

          (a) In the event of a registration of any of the Registerable Securities under the Securities Act pursuant to this Section 6, the Company will indemnify and hold harmless each holder of Registerable Securities, its officers and directors, each underwriter of such Registerable Securities thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder, officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registerable Securities was registered under the Securities Act pursuant to this Section 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registerable Securities under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"), (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, or (v) any failure to register or qualify the Registerable Securities in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification on the seller's behalf (provided that in such instance the Company shall not be so liable if it has undertaken its best efforts to so register or qualify the Registerable Securities) and will reimburse each such holder, and such officer and director, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case
        --------  -------
if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

          (b) In the event of a registration of any of the Registerable Securities under the Securities Act pursuant to this Section 6, each seller of such Registerable Securities thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each other holder of Registerable Securities, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, other seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registerable Securities was registered under the Securities Act pursuant to this Section 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or any Blue Sky Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, other seller, underwriter and controlling person for any legal or other expenses reasonably
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connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable
                     --------  -------
hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided, further, however, that the
                                          --------------------------
liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Registerable Securities covered by such registration statement.

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 6.4 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 6.4 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6.4 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the
--------  -------
indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          (d) The indemnities provided in this Section 6.4 shall survive the transfer of any Registerable Securities by such holder.

7. Miscellaneous.
   -------------

   7.1    Survival of Warranties.  The warranties, representations and covenants
          ----------------------
of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

   7.2    Successors and Assigns.  Except as otherwise provided herein, the
          -----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Common Stock sold hereunder or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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   7.3    Governing Law.  This Agreement shall be governed by and construed
          --------------
under the laws of the Commonwealth of Virginia.

   7.4    Counterparts.  This Agreement may be executed in two or more
          -------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   7.5    Titles and Subtitles.  The titles and subtitles used in this Agreement
          ---------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement.

   7.6    Notices.  Unless otherwise provided, any notice required or permitted
          --------
under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

   7.7    Aggregation of Stock.  All shares of Common Stock held or acquired by
          --------------------
affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

   7.8    Amendments and Waivers.  Any term of this Agreement may be amended and
          -----------------------
the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Common Stock. Any amendment or waiver effected in accordance with this Section 7.8 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company; provided, however, that no condition set forth in Section 5 hereof may be waived with respect to any Investor who does not consent thereto.

   7.9    Severability.  If one or more provisions of this Agreement are held to
          -------------
be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

   7.10   Entire Agreement.  This Agreement and the documents referred to herein
          -----------------
constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

IN WITNESS WHEREOF, the parties have executed the undersigned has executed this signature page on the date set forth below.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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

                               Signature Page
                               --------------

   The undersigned hereby purchases _______________ Units comprised of _________ Shares of Common Stock and _________________ Warrants at a price of $0.50 per Unit, and tenders herewith, in full payment thereof, good funds in the amount of $__________________ (the "Purchase Price") by check payable to "Information Analysis Incorporated" on this _____ day of ______________, 1999.

NON INDIVIDUAL INVESTOR            INDIVIDUAL INVESTOR(S)

_____________________________      (If Units are to be held in joint ownership,
Print Name of Entity               all owners must sign.)


By: _________________________      __________________________________
    Signature                      Signature


_____________________________      __________________________________
Print Name and Title               Print Name


_____________________________      __________________________________
Tax Identification No.             Social Security No.


_____________________________      __________________________________
Street No.                         Street No.


_____________________________      __________________________________
City       State       Zip         City            State       Zip


                                   __________________________________
ACCEPTED:                          Signature
COMPANY

                                   __________________________________
                                   Print Name
INFORMATION ANALYSIS INC.
a Virginia corporation
                                   __________________________________
                                   Social Security No.


By: _________________________      __________________________________
Title: Executive Vice President    Street No.


Address: 11240 Waples Mill Road    __________________________________
         Fairfax, Virginia 22030   City            State       Zip



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

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                                  SCHEDULE A
                             Schedule of Investors
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                                            Number of         Number of Warrants
                                              Share               Purchased
Name & Address of Investor                  Purchased
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

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                                   SCHEDULE B
                             Schedule of Exceptions
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   None.



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                                   EXHIBIT A
                                  Risk Factors
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     Each Investor has carefully considered the risks described below.  If any of the following risks actually occurs, the Company's business, financial condition or operating results could be materially adversely affected. In such case, the Investors may lose all or part of their investment.

     The risks and uncertainties described below are not the only ones the Company face. Additional risks and uncertainties, including those not presently known to the Company or that the Company currently deem immaterial, may also impair the Company's business.

RISKS RELATED TO THE COMPANY'S BUSINESS.

The Company's Business Is Difficult to Evaluate Because The Company Has a Limited Operating History Under The Company's Current Business Model.

     The Company has a limited operating history under the Company's current business model upon which the Investor can evaluate the Company's business. Accordingly, an investor in the Company's Securities must consider the challenges, risks and uncertainties frequently encountered by companies using new business models in new and rapidly evolving markets. These challenges include the Company's:

     *    Need to increase the Company's brand name awareness;
     *    Need to manage changing and expanding operations;
     *    Need to compete effectively;
     *    Dependence on experienced personnel.

     The Company cannot be certain that the Company's business strategy will be successful or that the Company will successfully address these and other challenges, risks and uncertainties. Any failure to do so would seriously harm the Company's business and operating results.

The Company Has a Negative Current Net Worth; May Incur Future Losses.

     The Company has a negative current net worth and has been incurring losses on its business operations for the past several years. The Company is not currently able to satisfy its obligations and requires additional working capital. The Company may continue to incur operating losses. Operating results may be affected by factors beyond the Company's control, such as the state of the economy, business conditions in general and the other factors discussed herein.

The Company Need to Manage Changing and Expanding Operations.

     The Company expects the Company's business to grow. This growth may place a significant strain on the Company's business resources, which have been reduced as a result of the Company's recent losses. To manage this growth effectively, the Company may need to implement additional management information systems capabilities, further develop the Company's operating, administrative, financial and accounting systems and controls, improve coordination among accounting, finance, marketing and operations and hire and train additional personnel. The Company may not successfully implement the Company's expansion program in whole or in part. The Company cannot be certain that the Company's management will be able to successfully identify, manage and exploit existing and potential market opportunities.

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

The Company's Market is Highly Competitive.

     The Company does business in a market that is highly competitive, and the Company expects competition to intensify in the future. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could harm the Company's net revenue and results of operations.

     The Company may not be able to compete with current and potential competitors, many of whom have longer operating histories, greater name recognition, larger, more established customer bases and significantly greater financial, technical, and marketing resources. Further, some of the Company's competitors provide or have the ability to provide the same range of services the Company offers. Also, competitors may compete directly with the Company by adopting a similar business model or through the acquisition of companies which can provide complementary products or services. The Company's failure to compete effectively in the Company's markets would have a material adverse affect on the Company's business.

The Company Must Attract and Retain Experienced Personnel and The Company Rely on Senior Management.

     The success of the Company's business depends to a large extent upon the efforts of the Company's officers and management personnel. If the Company fails to attract, assimilate or retain highly qualified managerial and technical personnel the Company's business could be materially adversely affected. The Company's performance is substantially dependent on the performance of the Company's executive officers and key employees who must be knowledgeable and experienced. The Company is also dependent on its ability to retain and motivate high quality personnel, especially management and highly skilled technical teams. The loss of the services of any executive officers or key employees could have a material adverse effect on the Company's business. The Company's future success also depends on the continuing ability to identify, hire, train and retain other highly qualified managerial and technical personnel. Competition for such personnel is intense.

Discretion as to Use of Proceeds.

     The Company expects that the proceeds from the sale of the Securities will be used for working capital. The Company expects to also use the proceeds to meet current operating cost obligations and to make payments on outstanding obligations which are estimated to be about $1,000,000. However, the projected uses of proceeds are approximate, and management will have discretion with respect to the allocation of proceeds.

Proceeds Insufficient to Satisfy Current Obligations.

     The proceeds from the sale of Securities will not be sufficient to satisfy the full value of the Company's current outstanding obligations. The Company's creditors are working closely with the Company to allow it to continue operations while making reduced payments. While the Company does not consider the risk likely, such creditors can and may sue to collect upon the full amount of their outstanding obligations at any time.

Revenue May Be Insufficient to Reverse Losses.

     The Company expects its losses to continue; however, cash flow from operations is likely to be positive. The Company has several large contracts that are moving toward fruition in the next


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

several months, but if any of these contracts do not become finalized, it could have a material adverse effect on the Company's operations.

Investment Risk; Additional Financing.

     There can be no assurance that the investors in the Securities will recoup their investment. The Company may seek to raise additional capital for future expansion. There is no assurance that the Company will be able to raise this capital. Should the Company obtain such additional funds, prospective investors in this Offering may experience dilution of their equity interest in the Company.

     The Company may not achieve cash flow break-even and may require additional infusions of capital to sustain operations. This capital may not be available. The Company may need to raise additional funds sooner than the Company expects if the Company incurs unforeseen required capital expenditures or substantial operating losses. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to develop or enhance the Company's services, take advantage of future opportunities or respond to competitive pressures, which could have a material adverse effect on the Company's business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     The Company's materials may contain statements about future events and expectations, which are "forward-looking statements." Any statement in the Company's materials that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In evaluating these statements, the Investor should specifically consider various factors, including the risks outlined in the Risk Factors section above. These factors may cause the Company's actual results to differ materially from any forward-looking statement. Specific factors that might cause such a difference include, but are not limited to:

 .  the potential fluctuation in the Company's operating results;
 .  the Company's potential need for additional capital;
 . the Company's potential inability to expand the Company's services; . the Company's competition; and,
 .  the Company's ability to attract and retain skilled personnel.

     Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The Company is under no duty to update any of the forward-looking statements to conform such statements to actual results or to changes in the Company's expectations.

     Use of Financial Forecasts. Any financial forecasts the Company may have provided in connection with this Offering are based on assumptions made by the Company's management in formulating the Company's current business plan. The Company can provide no assurance that the assumptions will prove to be valid and therefore, can give no assurance that the projected yields will be realized.
The validity and accuracy of all such assumptions will depend in large part on future events over which the Company has limited control. To the extent that any of the assumptions upon which the financial forecasts are based are incorrect or inaccurate, the actual operating results of the Company will not correspond to the financial forecast. Such differences


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

may be material and actual results may differ substantially from those projected. Accordingly, the Investor should not make an investment in the Company in reliance on any projected financial performance.




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

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                                   EXHIBIT B
                                Form of Warrant
--------------------------------------------------------------------------------







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